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                                                                   Exhibit 10.10

                                 GRAFTECH INC.
                           MANAGEMENT INCENTIVE PLAN


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                                 GRAFTECH INC.
                           MANAGEMENT INCENTIVE PLAN

Section 1.    PURPOSE

              The purpose of the Plan is to: (a) provide incentives and rewards to the CEO and other employees of the Corporation who occupy certain management positions; (b) assist the Corporation in attracting, retaining and motivating employees of high caliber and experience; and (c) make the Corporation's compensation program competitive with those of other comparable employers.

Section 2.    EFFECTIVE DATE

              The Plan shall be effective on the effective date of the registration statement filed by Graftech Inc. with the Securities and Exchange Commission in connection with the initial public offering of the common stock of Graftech Inc., unless the closing of the offering does not occur within thirty (30) days after the effective date.

Section 3.    DEFINITIONS

              3.1 "Award" shall mean the amount of annual incentive compensation payable to a Participant for a Plan Year.

              3.2 "Beneficiary" shall mean a Participant's deemed beneficiary pursuant to Section 9 hereof.

              3.3    "Board" shall mean the Board of Directors of Graftech Inc.

              3.4    "CEO" shall mean the Chief Executive Officer of Graftech
Inc.

              3.5 "Controlled Affiliates" shall mean each of the direct or indirect subsidiaries and controlled affiliates of Graftech Inc.

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              3.6    "Corporation" shall mean Graftech Inc. and its Controlled
Affiliates.

              3.7 "Department" shall mean the Corporate Human Resources Department of the Corporation or its designated representative.

              3.8 "Disability" or "Disabled" shall mean a Participant's inability to engage in any substantial gainful activity because of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted, or can be expected to last, for a continuous period of six (6) months or longer.

              3.9 "Eligible Employee" shall mean any employees in positions in Grades 13 and above or equivalent.

              3.10 "Participant" shall mean the CEO and any Eligible Employee authorized by the CEO to participate in the Plan.

              3.11 "Plan" shall mean this Graftech Inc. Management Incentive Plan, as it may be amended from time to time.

              3.12   "Plan Year" shall mean the calendar year.

              3.13 "Retirement" shall mean termination of employment from the Corporation with the right under the UCAR Carbon Retirement Plan (if the Corporation is participating in such Plan), or other defined benefit pension plan adopted by the Corporation, to receive a non-actuarially reduced pension immediately upon separation from service. If a Participant does not participate in the UCAR Carbon Retirement Plan or such other plan, "Retirement" means termination of employment after (i) attaining age 65, (ii) attaining age 62 and completing at least 10 years of employment, or (iii) having accumulated 85 points, where

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each year of age and each year of employment count for one point.

              3.14 "Savings Plan" shall mean the UCAR Carbon Savings Plan (if the Corporation is participating in such Plan), or other defined contribution plan adopted by the Corporation.

Section 4.    ADMINISTRATION

              4.1 The Plan shall be administered by the Department which, subject to Section 6.3 hereof, shall have full power and authority to construe and interpret the Plan, establish and amend administrative regulations to further the purpose of the Plan, select or authorize the selection criteria of Participants, authorize Award levels, and take any other action necessary to administer the Plan. The Department's decisions, actions, and interpretations regarding the Plan shall be final and binding upon all Participants and Beneficiaries.

              4.2 The Department shall: (i) formulate and recommend to the Board such changes in the Plan as may facilitate the administration of the Plan; (ii) maintain summary records of Awards; (iii) prepare reports and data required by the Corporation and government agencies; (iv) obtain necessary consents and approvals by government agencies; (v) obtain any data requested by the Board; and (vi) take such other actions requested by the Board as are necessary for the effective implementation of the Plan.

Section 6.    PARTICIPATION DATA

              6.1 The Department shall prepare and submit to the Board a list which shall set forth (i) the total number of employees who are Participants and (ii) such other information as the Board shall request.

Section 7.    AWARDS

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              7.1    For each Plan Year, the Department, subject to the approval of the CEO, shall establish a target award level for each Participant.

              7.2 The Board shall determine the aggregate amount to be awarded for each Plan Year and may authorize Awards in such amounts and to such Participants as the Board in its discretion shall determine. That determination shall be based upon an evaluation of whether, and to what extent, the corporate measures of performance have been met during the Plan Year and such other factors as the Board shall determine. The Board, in its sole discretion, may increase or decrease the aggregate amount to be awarded for each Plan Year irrespective of whether the corporate measures of performance have been met.

              7.3 The Department shall, subject to the approval of the CEO, determine the amount of the Award granted to each Participant. The Department shall consider the extent to which a Participant achieves, during a Plan Year, specific measures of performance established from time to time prior to or during the Plan Year.

              7.4 The Department shall provide a report to the Board of the actual Awards for each Plan Year.

Section 8.    PAYMENT OF AWARDS

              8.1 The Board shall authorize Awards for a Plan Year at such time after the end of such Plan Year as the Board in its discretion may determine. The Board, in its discretion, may authorize the payment of Awards in cash, stock, or a combination thereof.

              8.2 The Board reserves the right to defer payment of some or all Awards, in whole or in part, upon such terms and conditions as the Board in its discretion may determine. The Board's decision regarding the deferral of an Award shall be final and binding

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on all Participants and Beneficiaries.

Section 8.    TERMINATION OF EMPLOYMENT

              8.1 If a Participant's employment with the Corporation is terminated during a Plan Year, by the Corporation without cause or because of the death, Disability or Retirement of the Participant, then the Award to such Participant shall equal the amount which would have been granted to such Participant under the Plan had such Participant's employment with the Corporation not been terminated multiplied by a fraction, the numerator of which is the number of months during such Plan Year that such Participant was employed by the Corporation and the denominator of which is 12.

              8.2 If a Participant's employment with the Corporation is terminated during a Plan Year, by the Corporation for cause or by the Participant for any reason other than death, Disability or Retirement, then such Participant shall not be entitled to an Award for such Plan Year. The CEO (and the Board in the case of the executive officers of the Corporation, as such group is determined from time to time by the Department) may, however, in his or her discretion, determine that it is in the best interests of the Corporation to authorize all or part of an Award to such Participant. If the CEO shall so authorize an Award, then such Award shall be determined pursuant to the guidelines set forth in Section 8.1 hereof.

              8.3 A Participant whose employment with the Corporation is terminated for any reason shall be deemed to have terminated employment with the Corporation on the last day of the month in which termination occurs.

Section 9.    CHANGE OF POSITION DURING A PLAN YEAR

              9.1 If a Participant is reassigned to a different position during a

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Plan Year, the total Award will be determined proportionally based on the relative performance and time in each position.

Section 10.   BENEFICIARY DESIGNATION

              10.1 The beneficiary or beneficiaries designated by the Participant or deemed to have been designated by the Participant under the Savings Plan shall be deemed to be the Participant's Beneficiary and a deceased Participant's unpaid Award shall be paid to his or her Beneficiary. If a Participant does not participate in the Savings Plan or if a Participant does participate in the Savings Plan and has not designated or been deemed to have designated a beneficiary thereunder, then a deceased Participant's unpaid Award shall be distributed to the Participant's estate. If a Participant's Beneficiary does not survive the Participant, then a deceased Participant's unpaid Award shall be distributed to the Participant's estate. If the Beneficiary of a deceased Participant survives the Participant, and dies before such Participant's Award is distributed, then such unpaid Award shall be distributed to the Beneficiary's estate.

Section 12.   GENERAL PROVISIONS

              12.1 A Participant may not assign an Award without the Department's prior written consent. Any attempted assignment without such consent shall be null and void. For purposes of this paragraph, any designation of, or payment to, a Beneficiary shall not be deemed an assignment.

              12.2 The Plan is intended to constitute an unfunded incentive compensation arrangement for a select group of key personnel. Nothing contained in the Plan, and no action taken pursuant to the Plan, shall create or be construed to create a trust of any kind. A Participant's right to receive an Award shall be no greater than the right of an unsecured

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general creditor of the Corporation. All Awards shall be paid from the general funds of the Corporation, and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such Awards.

              12.3 Nothing contained in the Plan shall give any Participant the right to continue in the employment of the Corporation, or affect the right of the Corporation to discharge a Participant.

              12.4 The Plan shall be construed and governed in accordance with the laws of the State of Delaware.

Section 13.   AMENDMENT, SUSPENSION OR TERMINATION

              13.1 The Board reserves the right to amend, suspend, or terminate the Plan at any time; provided, however, that any amendment, suspension or termination shall not adversely affect the rights of Participants or Beneficiaries to receive Awards granted prior to such action.

                                            GRAFTECH INC.

Dated:  June 29, 2000                       By: /s/
                                               -----------------------------

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                               TABLE OF CONTENTS

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                                                                           PAGE
Section 1.    PURPOSE.........................................................1

Section 2.    EFFECTIVE DATE..................................................1

Section 3.    DEFINITIONS.....................................................1

Section 4.    ADMINISTRATION..................................................3

Section 5.    PARTICIPATION DATA..............................................3

Section 6.    AWARDS..........................................................3

Section 7.    PAYMENT OF AWARDS...............................................4

Section 8.    TERMINATION OF EMPLOYMENT.......................................4

Section 9.    CHANGE OF POSITION DURING A PLAN YEAR...........................5

Section 10.   BENEFICIARY DESIGNATION.........................................5

Section 11.   GENERAL PROVISIONS..............................................6

Section 12.   AMENDMENT, SUSPENSION OR TERMINATION............................7